As filed with the Securities and Exchange Commission on August 16, 2004
                                                       Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        AMERICAN CAMPUS COMMUNITIES, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

            Maryland                                         76-0753089
-------------------------------                        ----------------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification Number)

                        805 Las Cimas Parkway, Suite 400
                                Austin, TX 78746
                                 (512) 732-1000
                                 --------------

   (Address, including zip code, and telephone number, including area code, of principal executive offices)

           American Campus Communities, Inc. 2004 Incentive Award Plan
           -----------------------------------------------------------
                              (Full title of plan)

                             William C. Bayless, Jr.
                      President and Chief Executive Officer
                        American Campus Communities, Inc.
                        805 Las Cimas Parkway, Suite 400
                                Austin, TX 78746
                                 (512) 732-1000
                                 --------------

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                              Yaacov M. Gross, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

                         CALCULATION OF REGISTRATION FEE

================================================================================
  Title of        Amount to be       Proposed        Proposed       Amount of
securities to     registered (1)     maximum         maximum      registration
be registered                        offering        aggregate          fee
                                     price per       offering
                                     share (2)       price (2)
--------------------------------------------------------------------------------
Common Stock,
par value $0.01      1,210,000         $17.50      $21,175,000.00    $2,682.87

================================================================================

(1) Represents 1,210,000 shares of common stock of American Campus Communities, Inc., par value $0.01 per share (the "Common Stock"), issuable pursuant to the American Campus Communities, Inc. 2004 Incentive Award Plan (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraph (h) of Rule 457 under the Securities Act of 1933, as amended.

                                     PART II

                           INFORMATION REQUIRED IN THE

                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by American Campus Communities, Inc. (the "Company"), are incorporated by reference into the Registration Statement:

     (a) The Company's Prospectus dated August 11, 2004, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Registration Statement on Form S-11, Registration No. 333-114813; and

     (b) The description of the Company's Common Stock, which is contained in the Company's Registration Statement on Form 8-A, filed on August 4, 2004, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. DESCRIPTION OF SECURITIES

     Inapplicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's Charter contains such a provision, which eliminates such liability to the maximum extent permitted by Maryland law.

The Company's Charter also provides that, to the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer shall be liable to the Company or its stockholders for money damages. The Company's bylaws obligate the Company, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

     o any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or any individual who, while a director of the Company and at the Company's request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or

     o trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity.

The Company's Charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

     o the act or omission of the director or officer was material to the matter giving rise to the proceeding and o was committed in bad faith; or o was the result of active and deliberate dishonesty;

     o the director or officer actually received an improper personal benefit in money, property or services; or

     o in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer only upon the corporation's receipt of:

     o a written affirmation by the director or officer of his good faith o belief that he has met the standard of conduct necessary for indemnification by the corporation; and

     o a written undertaking by the director or by another on the director's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

The Company has also entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements provide that:

If a director or executive officer is a party or is threatened to be made a party to any proceeding, other than a proceeding by or in the right of the Company, by reason of such director's or executive officer's status as a director, officer or employee of the Company, the Company must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

     o The act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

     o the director or executive officer actually received an improper personal benefit in money, property or other services;

     o or with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful.

If a director or executive officer is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in the Company's favor by reason of such director's or executive officer's status as a director, officer or employee of the Company, the Company must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:


     o the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or

     o the director or executive officer actually received an improper personal benefit in money, property or other services;

provided, however, that the Company will have no obligation to indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged that such director or executive officer is liable to the Company with respect to such proceeding.


Upon application of a director or executive officer of the Company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:


     o the court determines that such director or executive officer is entitled to indemnification under the applicable section of the laws of the state of Maryland or Maryland law (which includes without limitation, Maryland General Corporation Law, as amended), in which case the director or executive officer shall be entitled to recover from the Company the expenses of securing such indemnification; or

     o the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in the applicable section of Maryland law or has been adjudged liable for receipt of an improper personal benefit under the applicable section of Maryland law; provided, however, that the Company's indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of the Company or in which the officer or director shall have been adjudged liable for receipt of an improper personal benefit under the applicable section of Maryland law.

Notwithstanding, and without limiting, any other provisions of the agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director's or executive officer's status as a director, officer or employee of the Company, and such director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, the Company must indemnify such director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

The Company must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the director or executive officer furnishes the Company with a written affirmation of the director's or executive officer's good faith belief that the standard of conduct necessary for indemnification by the Company has been met and a written undertaking to reimburse the Company if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification.

The Company must pay all indemnifiable expenses to the director or executive officer within 20 calendar days following the date the director or executive officer submits proof of the expenses to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

Item 8. EXHIBITS

Exhibit No.         Description of Exhibit
-----------         ----------------------

5.1            Opinion of Shaw Pittman LLP.
23.1           Consent of Ernst & Young LLP.
23.2           Consent of Shaw Pittman LLP (included in Exhibit 5.1).
24.1           Power of Attorney (reference is made to the signature page).

Item 9. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     1. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Austin, Texas on this 16th day of August, 2004.

                                      American Campus Communities, Inc.

                                      By:  /s/ William C. Bayless, Jr.
                                           ---------------------------
                                           William C. Bayless, Jr.
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below authorizes William C. Bayless, Jr. and Mark J. Hager, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-8 relating to the common stock of American Campus Communities, Inc. and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, as amended (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                     Title                   Date
         ---------                     -----                   ----

/s/ William C. Bayless, Jr.
---------------------------   President, Chief Executive         August 16, 2004
William C. Bayless, Jr.       Officer and Director


/s/ Brian B. Nickel
---------------------------   Executive Vice President,          August 16, 2004
Brian B. Nickel               Chief Investment Officer,
                              Secretary and Director



/s/ Mark J. Hager
---------------------------   Executive Vice President,          August 16, 2004
Mark J. Hager                 Chief Financial and Accounting
                              Officer, Treasurer and Director

                                INDEX TO EXHIBITS

Exhibit No.              Description of Exhibit
-----------              ----------------------

5.1               Opinion of Shaw Pittman LLP.
23.1              Consent of Ernst & Young LLP.
23.2              Consent of Shaw Pittman LLP (included in Exhibit 5.1).
24.1              Power of Attorney (reference is made to the signature page).